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                                                                   EXHIBIT 10.8


         EMPLOYMENT AND CONSULTING AGREEMENT AND RELEASE OF ALL CLAIMS


I, John Clary, on behalf of myself, my representatives, heirs, executors, administrators, successors, and assigns, (hereinafter collectively referred to as "I/me"), and NETWORK EQUIPMENT TECHNOLOGIES, INC., its affiliated and subsidiary entities, and the officers, directors, agents, employees, attorneys, successors, and assigns of all of them (hereinafter collectively referred to as "N.E.T."), agree as follows:

1. I am currently employed by N.E.T. as Senior Vice President Product Operations and Re-Engineering in its Redwood City, California office.

2. I and N.E.T. wish to preserve the good will that exists between them, establishing an employment/consulting relationship for a maximum term.

3. I have concluded that continuation of my employment as a regular full-time employee with N.E.T. is not in my best interest and I elect to resign as Senior Vice President and as a Corporate and Section 16b Officer effective February 24, 1995. I desire and N.E.T. has agreed that I shall remain a regular full-time employee of N.E.T. until May 12, 1995, during which time I shall complete focal reviews for persons who have reported to me during Fiscal Year 1995 and work as necessary to complete projects assigned to me (but after February 24 I shall no longer have any duties as a Corporate officer). I shall use all of my accrued vacation prior to May 12, 1995. I elect to resign as an employee on May 12, 1995 ("ending date"). Between the ending date and June 30, 1995 N.E.T. and I have agreed that I shall work as a consultant to N.E.T. for up to ten (10) hours per month for no incremental salary or cash compensation.

4. N.E.T. will pay to me the gross sum of $6,923.08 per bi-weekly pay period between now and May 12, 1995. I shall be entitled to receive a Bonus Payout for Fiscal Year 1995 based on an individual performance factor of 1.0 and such Bonus Payout shall be made at the same time that similar payments are made to other N.E.T. employees. Until May 30, 1995, N.E.T. shall continue to provide to me the standard CHOICES benefits--medical, dental, disability and life insurances to the extent made available to regular employees of N.E.T. All accrued vacation time shall be used by me prior to the May 12, 1995. N.E.T. shall upon my request take all actions reasonably necessary and consistent with applicable law to provide me with continuing benefit coverage pursuant to COBRA after May 30, 1995. N.E.T. shall provide me with outplacement services, subject to limits, conditions and amounts as prescribed solely by N.E.T. My stock options will continue to vest while I am an employee or consultant and any options vested at the end of my employment/consulting may be exercised up to three months after June 30, 1995 (the last day of such employment/consulting) subject to the N.E.T. Stock Option Agreements concerning such options. Reasonable steps will be taken by N.E.T. to assure that my telephone extension will remain active to voice mail until the June 30, 1995. I agree to promptly advise N.E.T. in the event that this voice mail benefit is no longer needed by me. Except as set forth above, all other benefits terminate as of the May 12, 1995 and I expressly waive any and all rights to subsequent accrual or use of vacation pay, sick leave, entitlement to bonus or equity participation or other consideration or compensation. Notwithstanding any other provisions in the Agreement, N.E.T. retains the right to cease providing compensation, stock option vesting and/or employee benefits coverage under this Agreement in the event of a material breach of this agreement by me or a termination of the employer/employee or consulting relationship by N.E.T. for good cause (e.g., unavailability for service (due to other than disability), misconduct, dishonesty, repeated neglect, persistent or serious deficiencies in performance, material breach this Agreement or other obligations or duties imposed by law).

5. For and in consideration of the obligations of N.E.T. incurred in Section 4 of this General Release Of All Claims, Covenant Not To Sue And Confidentiality Agreement (hereinafter "Release"), I hereby acknowledge and agree that my employment relationship with N.E.T. shall terminate no later than the ending date and that thereafter I shall have no continuing employment (or consulting) relationship with N.E.T. I hereby completely release and forever discharge N.E.T. from all claims, rights, demands, actions, obligations, liabilities, debts and causes of action of any and every kind, nature and character whatsoever, known or unknown, which I may now have or have ever had against N.E.T. (hereinafter, "all claims"), including without limitation all claims arising from or in any way connected with my employment by N.E.T. or the termination of that employment, whether based in tort or contract (express or implied), or on any federal, state, or local law, statute, or regulation, and all claims I may have filed or



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caused to be filed in any court of law or before any state or federal administrative agency before the execution of this Release.

6. I understand and agree that in consideration of the foregoing I am waiving any rights I may have had, now have, or in the future may have to pursue any and all remedies available to me under any employment-related cause of action against N.E.T., including without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, vacation pay after the ending date, violation of the provisions of the California Labor Code and any claims under Title VII of the Civil Rights Act of 1964, as amended, the California Constitution, the Equal Pay Act of 1963, the Civil Rights Act of 1866, the Employee Retirement Income Security Act, and any other laws and regulations relating to employment. I agree and acknowledge that I am waiving and releasing any rights I may have under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and that this waiver and release is knowing and voluntary. I and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the ending date. I acknowledge that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled. I fully acknowledge that I have been advised that (a) I should consult with an attorney prior to executing this Release Agreement; (b) I have had at least twenty- one (21) days within which to consider this Release Agreement; (c) I have at least seven (7) days following the execution of this Release Agreement by the parties to revoke the Release Agreement; and (d) this Release Agreement shall not be effective until the revocation period has expired. In the event of revocation, N.E.T. has the right to terminate this Agreement and/or my employment as if this Agreement had never been executed.

7. I understand and agree that this is a full and final release covering all known, unknown and unanticipated injuries, debt, claims, or damages to me which have arisen or may have arisen in connection with my employment with N.E.T., as well as those injuries, debts, claims or damages not now known or disclosed which may arise from my employment, as specifically described above. I understand that Section 1542 of the California Civil Code, provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The provisions of Section 1542 of the California Civil Code and any analogous state or federal law, if in any way applicable, are hereby waived by me. I specifically affirm my intention to release not only those claims I know about but also those claims against N.E.T. that I may not know about.



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8.  I agree that I will not initiate or cause to be initiated against N.E.T. any compliance review, suit, action, investigation, or proceeding of any kind, or participate in same, individually or as a representative or member of a class, whether under any contract (express or implied) or otherwise, or under any law or regulation, whether federal, state, or local, pertaining in any way to any matter herein released, unless I am required to do so by law. I further agree that I have no right to future employment with N.E.T. and that N.E.T. will have no obligation to re-employ me at any time.

9. I will maintain both the fact and terms of this Release and any consideration that I receive in strict confidence, and will not disclose the fact of this Release or any of its terms, including the fact or amount of any payment to any other person or entity (other than my attorney in this matter solely for use in providing counsel to me in this matter) for any reason, at any time, without the prior written consent of N.E.T., unless required by law. N.E.T. agrees to maintain the fact and terms of this Release, and payments under this Release in confidence, except for those agents, employees and representatives of N.E.T. with a need to know and except as required by law or SEC regulation. I understand and agree that this confidentiality provision is an essential and material term of this Release and I agree that if I violate this provision, N.E.T. will be relieved of any obligation to make future payments to me under this agreement and that N.E.T. will be entitled, without limitation, to pursue legal and equitable remedies for such violation.

10. I represent and warrant that as of June 30, 1995 I will return to N.E.T. in good condition, reasonable wear and tear excepted (a) any N.E.T. records, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of the foregoing, or other documents or material, or (b) any equipment or other property belonging to N.E.T. or any of its subsidiaries or employees except the following: Cellular phone in my car and Macintosh Powerbook (Model 170, N.E.T. Asset Tag CP- ApplePC-93-05), title to which is hereby transferred to me by N.E.T. N.E.T. also hereby transfers to me all rights and interest it has to software acquired from third parties and currently loaded on the Powerbook.

11. I represent and warrant that I have complied with and will continue to comply with all terms of the N.E.T. Employee Proprietary or Confidential Information and Inventions Agreement signed by me, including, without limitation, refraining from soliciting N.E.T. employees; reporting to N.E.T. any inventions (as defined therein) conceived or made by me; and preserving as confidential all trade secrets, confidential information, knowledge, data or other confidential information relating to products, processes, know-how, designs, formulas, test data, customer lists, customer information, employees, the abilities of employees or other confidential subject matter pertaining to any business of N.E.T. or any of its clients, customers, licensees or affiliates. Notwithstanding any other provision herein, nothing in this Agreement shall affect the rights or obligations of the parties under their Stock Option Agreements or their Indemnification Agreement

12. I understand and agree that the furnishing of the consideration for this Release will not be deemed or construed at any time or for any purpose as an admission of liability or wrongdoing by N.E.T. Liability for any and all claims is expressly denied by N.E.T. I further understand and agree that the each of the releases, waivers and other provisions of Sections 5 through 11 and the covenants contained in Sections 14 and 15 are material inducements to N.E.T. for entering into this Release and that, for the breach of any of them N.E.T. will be entitled to pursue legal and equitable remedies, including, without limitation, the right to seek and obtain restitution and injunctive relief.

13. This Release shall be deemed to have been entered into in the State of California by residents of that state and shall be construed and enforced in accordance with and governed by the laws of that state. Should any part, term, or provision of be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions will not be affected thereby and said illegal or invalid part, term, or provision will be deemed not to be a part of this Release.

14. N.E.T. and I will fully cooperate in any internal N.E.T. or external investigations or litigation concerning or relating to N.E.T. and any of N.E.T.'s or my activities during the time that I was employed by N.E.T. N.E.T. and I will promptly advise the other of any formal or informal requests for information or cooperation that may concern or relate to the interests of the other in connection with any such investigation or litigation. Without the written consent of N.E.T., prior to January 1, 1996 I will not become employed by nor be a consultant to any person or company that I know or reasonably should have known at the time of commencing such relationship competes directly with products or services marketed by N.E.T.



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15.  I acknowledge that I have been given the opportunity to consult counsel of my own choice before signing this Release, that I am fully aware of the contents of this Release and of its legal effect, that the preceding paragraphs recite the sole consideration for this Release, that all agreements and understandings between N.E.T. and me are embodied and expressed herein, and that I enter into this Release freely, without coercion, and based on my own judgment and not in reliance upon any representations or promises made by N.E.T. or anyone, other than those contained herein. Except as expressly provided herein, this Release shall supersede and render null and void any and all prior agreements between the parties.



Date:  February 24, 1995                ----------------------------------
                                                     John Clary

Network Equipment Technologies, Inc.

Date:    February  24, 1995             By:
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                                        Its:
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